Exhibit 99.1

   Synagro Technologies, Inc. Files Amended Second Quarter Earnings


    HOUSTON--(BUSINESS WIRE)--Aug. 8, 2005--Synagro Technologies, Inc. (Nasdaq:SYGR): This revised press release correctly reports preferred stock dividends of $7.3 million and $9.6 million for the three and six months ended June 30, 2005, respectively (compared to the $6.5 million and $8.8 million originally reported). Accordingly, net loss applicable to common stock for the three and six months ended June 30, 2005, has been corrected herein to a loss of $21.2 million and $23.8 million, respectively (compared to $20.5 million and $23.1 million originally reported). Additionally, basic and diluted loss per share have also been corrected herein to $0.84 and $1.05 for the three and six months ended June 30, 2005, respectively (compared to $0.81 and $1.02 originally reported).

    Key Second Quarter Highlights and Other Events

    -- Payment of initial cash dividend on August 2, 2005 of $0.10 per common share to all of its shareholders of record as of July 18, 2005

    -- New $305 million senior secured credit facility closed in connection with repurchase of $150 million of 9 1/2 % subordinated notes, the conversion of preferred stock, and $160 million common stock offering (the "Recapitalization")

    -- Revenue during the quarter increased 1.7% to $83.5 million from the second quarter in 2004

    -- Net loss before preferred stock dividends for the quarter totaled $13.9 million after charges for $1.5 million of transaction costs and expenses, $6.8 million of stock option redemptions and transaction bonuses, and $19.5 million of debt extinguishment costs related to the Recapitalization

    -- Earnings before interest, taxes, depreciation, and amortization, adjusted to exclude transaction costs and expenses, stock option redemptions and transaction bonuses, and debt extinguishment costs for the quarter totaled $17.1 million

    Synagro Technologies, Inc. (Nasdaq and ArcaEx Markets:SYGR), ("the Company") announced today its results of operations for the three and six months ended June 30, 2005.
    Commenting on the results for the quarter, the Company's Chief Executive Officer, Robert C. Boucher, Jr. stated, "We are pleased to report that yesterday we paid our initial quarterly dividend of $0.10 per share. During the quarter we recapitalized the Company's balance sheet including refinancing our debt, converting all outstanding preferred stock into common stock, and completing a primary and secondary common stock offering. Our new senior credit agreement allows us to pay dividends and should result in cash interest savings of over $4 million per year. The Recapitalization resulted in $27.8 million of expected write-offs for transaction costs and expenses, stock option redemptions and transaction bonuses, and debt extinguishment costs, which makes our second quarter operating results more difficult to analyze, but they are in-line with our expectations going into the quarter."
    For the quarter our top line revenue increased 1.7% to $83.5 million, including a $4.4 million increase in design build revenues offset by reductions in event and contract revenues. The reductions in event and contract revenues were anticipated when we established our revenue and earnings guidance for 2005 as our in process and pre-sold event work was higher at the beginning of 2004 than 2005 and we generated $6.7 million of revenue in 2004 on a long-term cleanout contract that will not have significant activity in 2005. This contract did not generate revenue this quarter, but did generate $2.2 million of revenue in the second quarter of 2004.
    Operating income for the quarter, adjusted to exclude $1.5 million of transaction costs expenses and $6.8 million of stock option redemptions and transaction bonuses related to the Recapitalization totaled $11.7 million compared to $13.9 million reported last year. Our earnings before interest, taxes, depreciation and amortization (EBITDA) for the quarter, adjusted to exclude $27.8 million of write-offs related to the Recapitalization, totaled $17.1 million compared to $18.8 million reported last year. The decreases in adjusted operating income and EBITDA are primarily due to the $3.8 million increase in low margin construction revenue, the $2.2 million decrease in revenue on a cleanout contract that had higher than normal margins, a $0.6 million increase in facility natural gas costs, and a $0.6 million decrease in gains from asset sales. We are expecting higher natural gas costs for the remainder of the year but also expect a significant gain from an asset sale in the third quarter.
    During the quarter we continued to make progress on the five facility development projects that are expected to be completed over the next year. We expect these projects will generate approximately $26.0 million of annual revenue and $9.0 million of EBITDA once completed.
    Our revenue and EBITDA guidance remains unchanged at $320 to $330 million, and $66 to $70 million, respectively; while our guidance for net income (loss) before preferred stock dividends has been revised to a range of a loss of $3.0 million to a loss of $0.2 million as a result of the $27.8 million of write-offs related to the Recapitalization. See Note C to the attached year to date financial statements for a reconciliation of EBITDA to net loss before preferred stock dividends.

    June 30, 2005 -- Second Quarter Financial Results

    Revenue for the quarter ended June 30, 2005, increased $1.4 million or 1.7 percent to $83.5 million from $82.2 million in the comparable period last year. Design build construction revenues increased $4.4 million, primarily due to a $3.9 million increase in construction revenue on the Honolulu dryer facility project which is expected to be completed and commence operations by year end. Contract revenues decreased $1.5 million due primarily to an expected $2.2 million decrease in revenue on a long-term cleanout job partially offset by an increase in revenues from the Sacramento dryer facility that commenced operations in December 2004, and other contract changes. Event revenues decreased $1.0 million due to timing of larger projects between years and are expected to significantly increase in the second half of 2005.
    During the quarter, the Company entered into a new $305 million senior credit agreement, repaid $190 million of debt under its previously outstanding senior and subordinated debt agreements, converted all outstanding shares of preferred stock into 41,885,597 shares of common stock, and completed a $160 million offering of 9,302,326 primary and 27,847,674 secondary shares of common stock (the "Recapitalization"). Accordingly, the Company incurred certain costs and write-offs relating to the Recapitalization, including $1.5 million of transaction costs and expenses, $6.8 million of stock option redemptions and transaction bonuses, and $19.5 million of debt extinguishment costs. The Company also recognized as dividends $4.6 million of previously unrecognized accretion on preferred stock. These costs and write-offs have been included in the Company's second quarter consolidated statement of operations.
    Operating income for the quarter totaled $3.4 million compared to $13.9 million in the comparable quarter last year. Operating income, adjusted to exclude transaction costs, and expenses totaling $1.5 million, stock option redemptions and transaction bonuses of $6.8 million, decreased by approximately $2.2 million to $11.7 million compared to $13.9 million reported in the second quarter of 2004. This decrease in operating income is a result of revenue mix changes on gross profit associated with the increase in low margin construction revenue, the decrease in higher margin contract and event revenues, a $0.6 million increase in the cost of natural gas of certain facilities, and a $0.6 million decrease in gains from asset sales. Operating income was positively impacted by a $0.3 million decrease on general and administrative expenses which decreased due to $0.8 million of net credits related to reserve adjustments.
    Pre-tax income (loss) for the quarter decreased to a loss of $22.2 million from income of $8.4 million reported in the second quarter of 2004. Pre-tax income, adjusted to exclude the transaction costs and expenses, stock option redemptions and transaction bonuses, and debt extinguishment costs related to the Recapitalization totaling $27.8 million, totaled $5.6 million and decreased $2.8 million from the prior year, including the $2.2 million decrease in operating income, and a $0.6 million increase in interest expense, which relates to increases in market interest rates and interest on a facility financed with tax exempt debt that commenced operations in December 2004.
    Net loss before preferred stock dividends totaled $13.9 million, while net loss applicable to common stock totaled $21.2 million, or $0.84 per diluted share for the three months ended June 30, 2005, compared to net income of $3.0 million or $0.09 per diluted share for the same period in 2004. Supplemental proforma diluted earnings per share totaled $0.06 for the three months ended June 30, 2005. Supplemental proforma diluted earnings per share is intended to show the proforma effects assuming the Recapitalization had occurred at the beginning of 2005 (See Note B to the attached financial statements for the detailed calculation of supplemental EPS.)
    Earnings before interest, taxes, depreciation and amortization expense (EBITDA) for the quarter, adjusted to exclude the transaction costs and expenses, stock option redemptions and transaction bonuses, and debt extinguishment costs related to the Recapitalization totaling $27.8 million, decreased to $17.7 million from $18.8 million in the comparable quarter last year. See Note C to the attached financial statements for the reasons why management believes that EBITDA is a useful financial measure and for a reconciliation of EBITDA to net income (loss) before preferred stock dividends.

    June 30, 2005 -- Year-to-Date Financial Results

    Revenue for the six months ended June 30, 2005, increased $4.9 million or 3.2 percent to $159.7 million from $154.8 million in the comparable six months last year. Design build construction revenues increased $12.9 million primarily due to a $11.8 million increase in construction revenue on the Honolulu dryer facility project which is expected to be completed and start up by year end. Contract revenues decreased $3.0 million due primarily to an expected $3.2 million decrease in revenue on a long-term cleanout job partially offset by an increase in revenues from the Sacramento dryer facility that commenced operations in December 2004, and other contract changes. Event revenues decreased $3.3 million due to several large event projects in 2004. Event revenues are expected to significantly increase in the second half of 2005.
    Operating income for the six months totaled $9.3 million compared to $20.6 million in the comparable six months last year. Operating income, adjusted to exclude transaction costs and expenses totaling $1.5 million, and stock option redemptions and transaction bonuses of $6.8 million decreased by approximately $2.9 million to $17.6 million compared to $20.6 million reported in the first six months of 2004. This decrease in operating income is a result of revenue mix changes associated with the increase in low margin construction revenue, a decrease in higher margin contract and event revenues, a $1.5 million increase in the cost of natural gas and kerosene at certain facilities, and a $0.6 million decrease in gains from asset sales, partially offset by a decrease in repair costs. Approximately $0.4 million of the fuel increase related to an unexpected supply interruption at a dryer facility in January 2005.
    Pre-tax income (loss) for the six months decreased to a loss of $22.8 million from income of $9.8 million reported in the first six months of 2004. Pre-tax income, adjusted to exclude transaction costs and expenses, stock option redemptions and transaction bonuses, and debt extinguishment costs related to the Recapitalization totaling $27.8 million, totaled $5.0 million and decreased $4.8 million from the prior year, including the $2.9 million decrease in operating income, and a $1.8 million increase in interest expense, which relates to increases in market interest rates and interest on a facility financed with tax exempt debt that commenced operations in December 2004.
    Net loss before preferred stock dividends totaled $14.2 million, while net loss applicable to common stock totaled $23.8 million, or $1.05 per diluted share for the six months ended June 30, 2005, compared to net income of $1.7 million or $0.09 per diluted share for the same period in 2004. Supplemental proforma diluted earnings per share totaled $0.07 for the six months ended June 30, 2005. Supplemental proforma diluted earnings per share is intended to show the proforma effects assuming the Recapitalization had occurred at the beginning of 2005 (See Note B to the attached financial statements for the detailed calculation of supplemental EPS.)
    EBITDA for the first six months of 2005, adjusted to exclude the transaction costs and expenses, stock option redemptions and transaction bonuses, and debt extinguishment costs related to the Recapitalization totaling $27.8 million, decreased to approximately $28.3 million from approximately $30.1 million in the comparable period last year. See Note C to the attached financial statements for the reasons why management believes that EBITDA is a useful financial measure and for a reconciliation of EBITDA to net income before preferred stock dividends.
    Consistent with historical operating trends, the Company expects to report lower profits during the first and fourth calendar quarters than the second and third quarters as seasonal weather conditions prevent the Company from handling and processing customer materials in several geographic markets. Unseasonable or unusual weather conditions may materially impact the Company's results of operations and cash flow during the affected period.
    A reconciliation of all non-Generally Accepted Accounting Principles financial information disclosed herein is included in the notes to the attached financial statements.
    Synagro Technologies, Inc. believes that it is the largest recycler of biosolids and other organic residuals in the United States and it believes that it is the only national company focused exclusively on the estimated $8 billion organic residuals industry, which includes water and wastewater residuals. The Company serves approximately 600 municipal and industrial water and wastewater treatment accounts with operations in 37 states and the District of Columbia. The Company offers a broad range of water and wastewater residuals management services focusing on the beneficial reuse of organic, nonhazardous residuals resulting from the wastewater treatment process, including drying and pelletization, composting, product marketing, incineration, alkaline stabilization, land application, collection and transportation, regulatory compliance, dewatering, and facility cleanout services.

    Safe Harbor Statement

    This press release contains certain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties or other factors not under Synagro's control which may cause the actual results, performance or achievement of Synagro to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include, but are not limited to: the risk that our stockholders may not receive the level of dividends provided for in the dividend policy adopted by our board or any dividends at all; unseasonable weather; changes in government regulations; the ability to find, timely close, and integrate acquisitions; changes in federal wastewater treatment and biosolid regulation; our ability to comply with federal, state and local environmental regulations or to maintain and obtain necessary permits; competition in the wastewater residuals management business; the risk of early termination of customer contracts; loss of significant customer; our ability to complete new facilities as scheduled; our level of debt; our ability to obtain additional financing; our ability to maintain sufficient insurance; the effect of the restrictions in our senior secured credit facility on our operations; and our ability to service our debt. Other factors are discussed in Synagro's periodic filings with the Securities and Exchange Commission.



                      Synagro Technologies, Inc.
                 Consolidated Statement of Operations
                  For the Three Months Ended June 30
             (dollars in thousands, except per share data)
                              (unaudited)

                                           2005             2004
                                      ----------------  --------------
Revenue                              $ 83,532   100.0% $82,164 100.0%
Cost of operations                     66,561    79.7%  63,253  77.0%
                                      -------- -------  ------- ------
   Gross profit                        16,971    20.3%  18,911  23.0%

Transaction costs and expenses          1,517     1.9%      --   0.0%
Stock option redemptions and
 transaction bonuses                    6,805     8.1%      --   0.0%
General and administrative expenses     5,390     6.4%   5,699   6.9%
Gain on sale of assets                   (129)   (0.2)%   (734) (0.9)%
                                      -------- -------  ------- ------
   Income from operations               3,388     4.1%  13,946  17.0%

Debt extinguishment costs              19,487    23.3%      --   0.0%
Interest expense, net                   6,086     7.3%   5,582   6.8%
Other expense (income), net                62     0.1%     (40) (0.0)%
                                      -------- -------  ------- ------
   Other expense, net                  25,635    30.7%   5,542   6.8%
                                      -------- -------  ------- ------
Income (loss) before provision for
 income taxes                         (22,247)  (26.6)%  8,404  10.2%
Provision (benefit) for income taxes   (8,348)  (10.0)%  3,278   4.0%
                                      -------- -------  ------- ------
Net income (loss) before preferred
 stock dividends                      (13,899)  (16.6)%  5,126   6.2%
                                               =======          ======
Preferred stock dividends (Note A)      7,315            2,176
                                      --------          -------
   Net income (loss) applicable to
    common stock                     $(21,214)         $ 2,950
                                      ========          =======

Earnings (loss) per share (Note B):
   Basic                             $  (0.84)         $  0.15
                                      ========          =======
   Diluted                           $  (0.84)         $  0.09
                                      ========          =======

Depreciation and amortization        $  5,437     6.5% $ 4,861   5.9%

Earnings (loss) before interest,
 taxes, depreciation and
 amortization ("EBITDA") (Note C)    $(10,724)  (12.8)%$18,847  22.9%
Adjusted EBITDA (Note C)             $ 17,085    20.5% $18,847  22.9%

Note A: The Company's preferred stock accrued at an eight percent dividend per annum through June 21, 2005. On June 21, 2005 the Company's preferred stock was converted to common stock and dividends were no longer accrued. Dividends totaled $7,315,000 and $2,176,000 during the three months ended June 30, 2005 and 2004 respectively, of which $1,865,000 and $1,912,000, respectively, represent the eight percent dividend (noncash), $4,648,000 and $222,000, respectively, represents accretion of preferred stock, and the remainder represents amortization of issuance costs.



Note B: The following summarizes reported basic and diluted earnings per share (dollars in thousands, except share data):

                                                Three Months Ended
                                              ------------------------
                                                 2005         2004
 Basic earnings (loss) per share:                ----         ----
 --------------------------------
    Net income (loss) before preferred stock
     dividends                               $   (13,899) $     5,126
    Preferred stock dividends                      7,315        2,176
                                              -----------  -----------
    Net earnings (loss) applicable to common
     stock                                   $   (21,214) $     2,950
                                              ===========  ===========

    Net earnings (loss) per share -- basic   $     (0.84) $      0.15
                                              ===========  ===========

    Weighted average shares outstanding       25,334,290   19,775,821
                                              ===========  ===========

 Diluted earnings (loss) per share:
 ----------------------------------
    Net income (loss) before preferred stock
     dividends                               $   (13,899) $     5,126
    Less antidilutive effect of dividends
     and common stock equivalents                  7,315           --
                                              -----------  -----------
                                             $   (21,214) $     5,126
                                              ===========  ===========

    Diluted earnings (loss) per share, as
     reported                                $     (0.84) $      0.09
                                              ===========  ===========

    Diluted shares outstanding                64,263,900   58,432,471
                                              ===========  ===========
    Less: Antidilutive effect of common
     stock equivalents                        38,929,610
                                              -----------
                                              25,334,290
                                              ===========

Basic earnings per share ("EPS") is computed by dividing net income applicable to common stock by the weighted average number of common shares outstanding for the period. Diluted EPS is computed by dividing net income before preferred stock dividends by the total of the weighted average number of common shares outstanding for the period, the weighted average number of shares of common stock that would be issued assuming conversion of the Company's preferred stock, and other common stock equivalents for options and warrants outstanding determined using the treasury stock method ("Diluted shares outstanding").

Diluted EPS for the three months ended June 30, 2005, have been adjusted to exclude preferred stock dividends and to exclude shares assuming conversion of the Company's preferred stock and certain other common stock equivalents for options and warrants outstanding determined using the treasury stock method because diluted earnings per share was less dilutive than basic earnings per share
("antidilutive").

Supplemental proforma diluted EPS is intended to show the proforma effects assuming the Recapitalization had occurred at January 1, 2005 and also excludes the transaction costs and expenses, stock option redemptions and transaction bonuses, and debt extinguishment costs related to the Recapitalization. The following table summarizes the calculation of supplemental proforma diluted EPS (dollars in thousands, except share data):

                                                    Three Months Ended
                                                          2005
                                                   -------------------
   Income (loss) before taxes                         $       (22,247)
    Addback:
      Transaction costs and expenses (a)                        1,517
      Stock option redemptions and transaction bonuses (a)      6,805
      Debt extinguishment costs (a)                            19,487
      Interest (b)                                              6,086
    Deduct:
      Proforma Interest (c)                                    (4,312)
                                                       ---------------
    Adjusted pre-tax income                                     7,336
    Tax provision (d)                                           2,935
                                                       ---------------
                                                      $         4,401
                                                       ===============
   Diluted shares outstanding (e)
    Options                                                 1,447,000
    Shares outstanding                                     71,460,000
                                                       ---------------
                                                           72,907,000
                                                       ===============

 Supplemental proforma diluted EPS                    $          0.06
                                                       ===============

The following adjustments were made in calculating supplemental proforma diluted earnings per share:

    (a) To remove transaction costs and expenses, stock option redemptions and transaction bonuses, and debt extinguishment costs incurred in connection with the Recapitalization.

    (b) To remove historical interest expense.

    (c) To estimate interest expense on the new senior secured credit agreement based on $180 million of term loans and $9.9 million of revolver borrowings outstanding at closing at an assumed interest rate of LIBOR plus 2.25% and 2.75% respectively, along with an estimate of fees for $37.5 million of letters of credit outstanding at 2.75% and estimated non-use fees and expenses, plus actual interest expense on other debt and capital leases outstanding during the period.

    (d) Taxes were assumed at 40 percent of pretax income.

    (e) Shares outstanding for the period were calculated using the actual weighted shares outstanding for the period adjusted to assume 41,885,597 shares issued from conversion of the preferred stock and 9,302,326 shares issued in the primary equity offering were outstanding at the beginning of the period presented.


Note C: "EBITDA" is defined as earnings before interest, taxes, depreciation and amortization. Earnings are "net income before preferred stock dividends." EBITDA and Adjusted EBITDA are presented because we use these measurements in evaluating our performance and we believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the water and wastewater business and because it is a measure used by our debt holders to determine compliance with financial ratios included in our Senior Secured Credit Agreement. However, other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do. EBITDA and Adjusted EBITDA are not a measure of performance under generally accepted accounting principles and should not be considered as an alternative to net income as an indicator of our operating performance or any other measure of performance or liquidity derived in accordance with generally accepted accounting principles. The following table reconciles net income before preferred stock dividends to EBITDA and Adjusted EBITDA (dollars in thousands):

                                                    Three Months Ended
                                                    ------------------
                                                      2005      2004
                                                     --------  -------

  Net income (loss) before preferred
      stock dividends                               $(13,899) $ 5,126
      Interest expense, net                            6,086    5,582
      Provision (benefit) for income taxes            (8,348)   3,278
      Depreciation and amortization                    5,437    4,861
                                                     --------  -------
  EBITDA                                             (10,724)  18,847

      Debt extinguishment costs                       19,487       --
      Transaction costs and expenses                   1,517       --
      Stock option redemptions and transaction bonuses 6,805       --
                                                     --------  -------
  Adjusted EBITDA                                   $ 17,085  $18,847
                                                     ========  =======

                      Synagro Technologies, Inc.
                 Consolidated Statement of Operations
                   For the Six Months Ended June 30
             (dollars in thousands, except per share data)
                              (unaudited)

                                          2005              2004
                                     ----------------  ---------------
Revenue                             $159,746   100.0% $154,825 100.0%
Cost of operations                   130,737    81.8%  123,597  79.8%
                                     -------- -------  -------- ------
   Gross profit                       29,009    18.2%   31,228  20.2%

Transaction costs and expenses         1,517     1.0%       --   0.0%
Stock option redemptions and
 transaction bonuses                   6,805     4.3%       --   0.0%
General and administrative expenses   11,559     7.2%   11,521   7.4%
Gain on sale of assets                  (205)   (0.1)%    (892) (0.5)%
                                     -------- -------  -------- ------
   Income from operations              9,333     5.8%   20,599  13.3%

Debt extinguishment costs             19,487    12.2%       --   0.0%
Interest expense, net                 12,601     7.9%   10,751   6.9%
Other expense, net                        59     0.0%       --   0.0%
                                     -------- -------  -------- ------
   Other expense, net                 32,147    20.1%   10,751   6.9%
                                     -------- -------  -------- ------
Income (loss) before provision for
 income taxes                        (22,814)  (14.3)%   9,848   6.4%
Provision (benefit) for income
 taxes                                (8,575)   (5.4)%   3,841   2.5%
                                     -------- -------  -------- ------
Net income (loss) before preferred
 stock dividends                     (14,239)   (8.9)%   6,007   3.9%
                                              =======           ======
Preferred stock dividends (Note A)     9,587             4,314
                                     --------          --------
   Net income (loss) applicable to
    common stock                    $(23,826)         $  1,693
                                     ========          ========

Earnings (loss) per share (Note B):
   Basic                            $  (1.05)         $   0.09
                                     ========          ========
   Diluted                          $  (1.05)         $   0.09
                                     ========          ========

Depreciation and amortization       $ 10,665     6.7% $  9,492   6.1%

Earnings (loss) before interest,
 taxes, depreciation and
 amortization ("EBITDA") (Note C)   $    452     0.3% $ 30,091  19.4%
Adjusted EBITDA (Note C)            $ 28,261    17.7% $ 30,091  19.4%

Note A: The Company's preferred stock accrued at an eight percent dividend per annum through June 21, 2005. On June 21, 2005 the Company's preferred stock was converted to common stock and dividends were no longer accrued. Dividends totaled $9,587,000 and $4,314,000 during the six months ended June 30, 2005 and 2004 respectively, of which $3,874,000 and $3,787,000, respectively, represent the eight percent dividend (noncash), $4,871,000 and $444,000, respectively, represents accretion of preferred stock, and the remainder represents amortization of issuance costs.



Note B: The following summarizes reported basic and diluted earnings per share (dollars in thousands, except share data):

                                                 Six Months Ended
                                             -------------------------
                                                 2005         2004
                                              ----------- ------------
 Basic earnings (loss) per share:
 -------------------------------------------
    Net income (loss) before preferred stock
     dividends                               $   (14,239) $     6,007
    Preferred stock dividends                      9,587        4,314
                                              -----------  -----------
    Net earnings (loss) applicable to common
     stock                                   $   (23,826) $     1,693
                                              ===========  ===========

    Net earnings (loss) per share -- basic   $     (1.05) $      0.09
                                              ===========  ===========

    Weighted average shares outstanding       22,691,916   19,775,821
                                              ===========  ===========

 Diluted earnings (loss) per share:
 -------------------------------------------
    Net income (loss) before preferred stock
     dividends                               $   (14,239) $     6,007
    Less antidilutive effect of dividends
     and common stock equivalents                  9,587        4,314
                                              -----------  -----------
                                             $   (23,826) $     1,693
                                              ===========  ===========

    Diluted earnings (loss) per share, as
     reported                                $     (1.05) $      0.09
                                              ===========  ===========

    Diluted shares outstanding                62,664,085   57,834,468
    Less: Antidilutive effect of common
     stock equivalents                        39,972,169   38,058,647
                                              -----------  -----------
                                              22,691,916   19,775,821
                                              ===========  ===========

Basic earnings per share ("EPS") is computed by dividing net income applicable to common stock by the weighted average number of common shares outstanding for the period. Diluted EPS is computed by dividing net income before preferred stock dividends by the total of the weighted average number of common shares outstanding for the period, the weighted average number of shares of common stock that would be issued assuming conversion of the Company's preferred stock, and other common stock equivalents for options and warrants outstanding determined using the treasury stock method ("Diluted shares outstanding").

Reported diluted EPS for the six months ended June 30, 2005 and 2004, have been adjusted to include preferred stock dividends and to exclude shares assuming conversion of the Company's preferred stock and certain other common stock equivalents for options and warrants outstanding determined using the treasury stock method because diluted earnings per share was less dilutive than basic earnings per share ("antidilutive").



Supplemental proforma diluted EPS is intended to show the proforma effects assuming the Recapitalization had occurred at January 1, 2005 and also excludes the transaction costs and expenses and debt extinguishment costs related to the Recapitalization. The following table summarizes the calculation of supplemental proforma diluted EPS (dollars in thousands, except share data):

                                                      Six Months Ended
                                                    ------------------
                                                           2005
                                                    ------------------
   Income (loss) before taxes                            $    (22,814)
    Addback:
      Transaction costs and expenses (a)                        1,517
      Stock option redemptions and transaction bonuses (a)      6,805
      Debt extinguishment costs (a)                            19,487
      Interest (b)                                             12,601
    Deduct:
      Proforma Interest (c)                                    (8,894)
                                                          ------------
    Adjusted pre-tax income                                     8,702
    Tax provision (d)                                           3,481
                                                          ------------
                                                         $      5,221
                                                          ============
   Diluted shares outstanding (e)
    Options                                                 1,278,000
    Shares outstanding                                     71,335,000
                                                          ------------
                                                           72,613,000
                                                          ============

 Supplemental proforma diluted EPS                       $       0.07
                                                          ============

The following adjustments were made in calculating supplemental proforma diluted earnings per share:

    (a) Remove transaction costs and expenses, stock option redemptions and transaction bonuses, and debt extinguishment costs incurred in connection with the Recapitalization.

    (b) To remove historical interest expense.

    (c) To estimate interest expense on the new senior secured credit agreement based on $180 million of term loans and $9.9 million of revolver borrowings outstanding at closing at an assumed interest rate of LIBOR plus 2.25% and 2.75% respectively, along with an estimate of fees for $37.5 million of letters of credit outstanding at 2.75% and estimated non-use fees and expenses, plus actual interest expense on other debt and capital leases outstanding during the period.

    (d) Taxes were assumed at 40 percent of pretax income.

    (e) Shares outstanding for the period were calculated using the actual weighted shares outstanding for the period adjusted to assume that the 41,885,597 shares issued from conversion of the preferred stock and 9,302,326 shares issued in the primary equity offering were outstanding at the beginning of the period presented.



Note C: "EBITDA" is defined as earnings before interest, taxes, depreciation and amortization. Earnings are "net income before preferred stock dividends." EBITDA and Adjusted EBITDA are presented because we use these measurements in evaluating our performance and we believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the water and wastewater business and because it is a measure used by our debt holders to determine compliance with financial ratios included in our Senior Secured Credit Agreement. However, other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do. EBITDA and Adjusted EBITDA are not a measure of performance under generally accepted accounting principles and should not be considered as an alternative to net income as an indicator of our operating performance or any other measure of performance or liquidity derived in accordance with generally accepted accounting principles. The following table reconciles net income before cumulative effect of change in accounting for asset retirement obligations and preferred stock dividends to EBITDA and Adjusted EBITDA (dollars in thousands):

                               Six Months Ended     2005 Full Year
                                                        Guidance
                              ------------------- --------------------
                                2005      2004      Low         High
                               --------  -------- --------    --------

 Revenue                      $159,746  $154,825  $320,000   $330,000
                               ========  ======== ========    ========
 Net income (loss) before
  preferred stock dividends   $(14,239) $  6,007 $ (3,000)   $   (200)
     Interest expense, net      12,601    10,751   22,000      22,000
     Provision (benefit) for
      income taxes              (8,575)    3,841   (1,300)       (100)
     Depreciation and
      amortization              10,665     9,492   20,500      20,500
                               --------  -------- --------    --------
 EBITDA                            452    30,091   38,200      42,200

     Debt extinguishment costs  19,487        --   19,500      19,500
     Transaction costs and
      expenses                   1,517        --    1,500       1,500
     Stock option redemptions
      and transaction bonuses    6,805       ---    6,800       6,800
                               --------  -------- --------    --------
 Adjusted EBITDA              $ 28,261  $ 30,091 $ 66,000    $ 70,000
                               ========  ======== ========    ========


    CONTACT: Synagro Technologies, Inc.
             Robert C. Boucher, Jr., 713-369-1700